UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 25, 2003

Commission File Number 33-72574

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-1574463
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1801 Douglas Drive

Sanford, North Carolina

27330-1410

(Address of principal executive offices)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On August 25, 2003, The Pantry, Inc. (the “Company”) announced that it had signed a definitive agreement to acquire from Ahold, U.S.A. the operating assets of 138 convenience stores, 90 in Tennessee and 48 in northwest Georgia, operating under the Golden Gallon name. The acquisition will be funded by a combination of existing cash, sale leaseback financing and additional debt borrowings. The agreement is subject to regulatory approvals and other customary closing conditions and is anticipated to close during the early part of the fourth calendar quarter. Terms of the acquisition were not disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.
	By	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Finance, Chief Financial Officer and Assistant Secretary (Authorized Officer and Principal Financial Officer)
Date: August 25, 2003

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